UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2023

AERWINS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40734	86-2049355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Shiba Koen Annex 6 f, 1-8, Shiba Koen 3-chome, Minato-ku, Tokyo, Japan 105-0011

(Address of principal executive offices)

+813-6409-6761

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.000001 par value per share	AWIN	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	AWINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2023, AERWINS Technologies Inc., a Delaware corporation’s (the “Company,” “we,” “us,” or “AERWINS”) entered into a Securities Purchase Agreement (the “SPA”) with Lind Global Fund II LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager (together, the “Investor”). Pursuant to the SPA, the Company agreed to issue to the Investor up to 3 secured convertible promissory notes (the “Notes” and each a “Note”) in the aggregate principal amount of $6,000,000 and up to 5,601,613 warrants (the “Warrant” and each a “Warrant”) to purchase 5,601,613 shares of the Company’s common stock ( the “Transaction”).

The closings of the Transaction (the “Closings and each a “Closing”) will occur in tranches (each a “Tranche”): the Closing of the first Tranche (the “First Closing”) occurred on April 12, 2023 and consisted of the issuance and sale to the Investor of a Note with a purchase price of $2,100,000 and a principal amount of $2,520,000 and the issuance to the Investor of 2,532,678 Warrants to acquire 2,532,678 shares of common stock. So long as no “Event of Default,” as such term is defined in the SPA, has occurred under the Note sold at the First Closing, the Closing of the second Tranche (the “Second Closing), will consist of the issuance and sale to the Investor of a Note with a purchase price of $1,400,000 and a principal amount of $1,680,000, and the issuance to the Investor of 1,568,542 Warrants to acquire 1,568,542 shares of common stock. The Second Closing will occur on the first business day following the filing by the Company of its Form 10-Q for the quarter ended March 31, 2023. So long as no Event of Default has occurred under the Note sold at the First Closing, and the Note issued at the Second Closing, the Closing of the third Tranche (the “Third Closing), will consist of the issuance and sale to the Investor of a Note with a purchase price of $1,500,000 and a principal amount of $1,800,000, and the issuance to the Investor of 1,680,484 Warrants to acquire 1,680,484 shares of common stock and will occur upon the effectiveness of the Registration Statement, as such term is defined below. The Second Closing and Third Closing are subject to certain conditions precedent as set forth in the SPA. Pursuant to the SPA, at each Closing, the Company agreed to pay the Investor a commitment fee in an amount equal to 2.5% of the funding amount being funded by the Investor at the applicable Closing.

Pursuant to the SPA, the Company agreed to file a registration statement on Form S-1 (the “Registration Statement”) no later than 30 days from entry into the SPA to register the shares of the Company’s common stock issuable upon conversion of the Note and the shares of the Company’s common stock issuable upon the exercise of the Warrants (the “Investor Shares”). Additionally, the Company agreed that if the Company at any time determines to file a registration statement under the Securities Act of 1933, as amended (the “33 Act’) to register the offer and sale, by the Company, of common stock (other than on Form S-4 or Form S-8, an at-the-market offering, or a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company will, as soon as reasonably practicable, give written notice to the Investor of its intention to so register the offer and sale of common stock. Within 5 business days of the Company’s delivery of any such notice to the Investor, the Investor may request that the Company include the Investor Shares in such registration.

Pursuant to the SPA, the Company agreed, as an inducement for the Investor to enter into the SPA, that all obligations of the Company pursuant to the SPA and the Note will be senior to all other existing indebtedness and equity of the Company. Pursuant to the SPA, the Company also agreed that it would not make any voluntary cash prepayments on any indebtedness at any time while any amounts are owing under the Note other than cash payments the Company is required to make pursuant to the express terms thereof existing on the date of entry into the SPA.

Pursuant to the SPA, the Company also agreed not to enter into any “Prohibited Transactions” without the Investor’s prior written consent, until 30 days after the time that the Note has been repaid in full or fully converted, as applicable. The term “Prohibited Transactions” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell) (i) any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s capital stock: (1) any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s capital stock: (2) at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than warrants that may be repriced by the Company); or (ii) any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions; or (iii) following the date that earlier of (i) the date the Investor Shares may be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale or pursuant to an effective registration statement under the 1933 Act and (ii) the date that is six months following the date of entry into the SPA. Pursuant to the SPA, the Company also agreed that notwithstanding any other provisions in the SPA, except for Exempted Securities, as such term is defined in the SPA, the Company agrees not to issue any equity or debt securities, or otherwise incur any indebtedness for the period beginning on the date hereof and ending on the earlier of (i) the date that is 60 days following the date the Investor Shares may be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale and (ii) the date that is 60 days following the date that the Investor Shares are registered for resale under the 1933 Act.

Pursuant to the SPA, the Company also agreed to hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) on or before the 90th calendar day following the date of entry into the SPA for the purpose of obtaining the shareholder approval (“Shareholder Approval”). The Investor agreed that the Investors will not have a right to, and will not, vote any shares of common stock held by Investor on any vote held with respect to the Shareholder Approval, and that this will remain in effect at all times until the Shareholder Approval has been obtained and regardless of whether the Company’s securities are then listed on any trading market.

The Note issued under the SPA in the First Closing will have a maturity date of April 12, 2025, and the Note issued under the SPA in the Second Closing and the Third Closing will have a maturity date of 2 years from the date of issuance (the “Maturity Date”).

The Note has a conversion price equal to the lesser of: (i) US$0.90 (“Fixed Price”); or (ii) 90% of the lowest single VWAP during the 20 Trading Days prior to conversion of the Note (the “Conversion Price”). VWAP means as of any date, the price determined by the first of the following clauses that applies: (a) if the common stock is then listed or quoted on a trading market, the daily volume weighted average price of one share of common stock trading in the ordinary course of business at the applicable trading price for such date (or the nearest preceding date) on such trading market as reported by Bloomberg Financial L.P.; (b) if the common stock is not then listed on a trading market and if the common stock traded in the over the counter market, as reported by the OTCQX or OTCQB Markets, the volume weighted average price of one share of common stock for such date (or the nearest preceding date) on the OTCQX or OTCQB Markets, as reported by Bloomberg Financial L.P.; (c) if the common stock is not then listed or quoted on a trading market or on the OTCQX or OTCQB Markets and if prices for the common stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one share of common stock as determined by an independent appraiser. The Conversion Price is also subject to certain adjustments as set forth in the Note.

The Note will not bear interest other than in the event that if certain payments under the Note as set forth therein are not timely made, the Note will bear interest at the rate of 2% per month (prorated for partial months) until paid in full. The Company will have the right to prepay the Note under the terms set forth therein.

Events of Default under the Note, include (a) any default in the payment of the principal amount or any other amounts due and payable under the Note when due, which failure has not been cured within 3 business days of the occurrence of such failure; (b) the company fails to observe or perform any other covenant, condition or agreement contained in the Note or any other transactions documents under the SPA, which failure has not been cured within 3 business days of the occurrence of such failure; (c) the Company’s notice to the Investor, including by way of public announcement, at any time, of its inability to comply with proper requests for conversion of this Note; (d)the Company fails to (i) timely deliver the shares of common stock as and when required in under the Note (ii) make the payment of any fees and/or liquidated damages under the Note, the SPA or the other transaction documents which failure has not been cured within 3 business days of the occurrence of such failure; (e) default is be made in the performance or observance of any material covenant, condition or agreement contained in the SPA or any other transaction document which failure has not been cured within 3 business days of the occurrence of such failure; (f) at any time the Company fails to have 200% of a sufficient number of shares of common stock authorized, reserved and available for issuance to satisfy the potential conversion in full of the Note or upon exercise of the Warrant; (g) any representation or warranty made by the Company, or any subsidiary in the Note, SPA or Warrant or any other transaction document proves to false or incorrect or breached in a material respect on the date as of which made; (h)unless otherwise approved in writing in advance by the Investor, the Company, announces an intention to pursue or consummate a change of control, or the Company negotiates, proposes or enter into any agreement, understanding or arrangement with respect to any change of control; (i) the Company or any subsidiary defaults in any payment of any amount or amounts of principal of or interest (if any) on any indebtedness the aggregate principal amount of which indebtedness is in excess of $100,000 which failure has not been cured within 3 business days of the occurrence of such failure; (j) the Company or any subsidiary (i) applies for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; (k)a proceeding or case shall be commenced in respect of the Company or any subsidiary, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any subsidiary; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of 45 days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any subsidiary or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any subsidiary and shall continue undismissed, or unstayed and in effect for a period of 45 days; (l) one or more final judgments or orders for the payment of money aggregating in excess of $100,000 (or its equivalent in the relevant currency of payment) are rendered against one or more of Company or any subsidiary; (m) the failure of the Company to instruct the Transfer Agent to remove any legends from shares of common stock and issue such unlegended certificates to the Investor within 3 trading days of the Investor’s request so long as the Investor has provided reasonable assurances to the Company that such shares be sold pursuant to Rule 144 or any other applicable exemption; (n) the Company’s common stock is no longer publicly traded or cease to be listed on the trading market or, after the 12 month anniversary of the date of the filing of a “Super 8-K” with respect to the closing of the transactions relating to the merger of a subsidiary of the Maker with AERWINS Technologies, Inc., which occurred on February 3, 2023, any Investor Shares may not be immediately resold under Rule 144 without restriction on the number of shares to be sold or manner of sale, unless such Investor Shares have been registered for resale under the 1933 Act and may be sold without restriction; (o) the Company proposes to or does consummate a “going private” transaction as a result of which the Common Stock will no longer be registered under Sections 12(b) or 12(g) of the 1934 Act; (p)there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the Company’s transfer agent restricting the trading of the Company’s common Stock; (q)the Depository Trust Company places any restrictions on transactions in the common stock or the common stock is no longer tradeable through the Depository

Trust Company Fast Automated Securities Transfer program; (r) the Company’s market capitalization is below $20,000,000 for ten (10) consecutive days; or (s) the occurrence of a material adverse effect in respect of the Company or subsidiaries, taken as a whole.

Pursuant to the Note, the Company agreed that in the event that, at any time following the First Closing, the Company or its subsidiaries, issue any debt, including any subordinated debt or convertible or any equity interests, other than Exempted Securities, as such term is defined in the SPA, in one or more transactions for aggregate proceeds of more than $5,000,000 of cash proceeds being received by the Company, unless otherwise waived in writing by and at the discretion of the Investor, the Company will immediately utilize 20% of the proceeds of such issuance to repay the Notes issued to the Investor pursuant to the SPA, until there remains no outstanding and unconverted principal amount due.

Each Warrant issued under the SPA in the First Closing and the Warrants issued under the SPA in the Second Closing and the Third Closing will have an exercise period of 60 months from the date of issuance. The Exercise price of the Warrant issued in the First Closing is $0.8926 per share, subject to adjustments as set forth in the Warrant. The exercise price for each the Warrant issued in the Second Closing and the Third Closing will be an amount equal to 100% of the 10-day VWAP prior to such closing.

Each Warrant also has a cashless exercise feature.

The Investors will not have the right to convert the portion of the Note or exercise the portion of the Warrant, if the Investor together with its affiliates, would beneficially own in excess of 4.99%, of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion or exercise.

Pursuant to the SPA, on April 12, 2023, the Company also entered into a Security Agreement with the Investor pursuant to which the Company agreed to grant the Investor, a security interest in the following properties, assets and rights of the Company wherever located, whether now owned or acquired in the future, and all proceeds and products (the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), but excluding the Excluded Property. “Excluded Property” means (i) any property or assets to the extent that such grant of a security interest is prohibited by any law, requires a consent or approval not obtained of any Governmental Authority pursuant to such law or is prohibited by, or constitutes a breach or default under, results in the termination of, or requires any consent or approval not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property or instruments, any applicable shareholder or similar agreement, but only to the extent, and for so long as, such law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is not terminated or rendered unenforceable or otherwise deemed ineffective under applicable law of any relevant jurisdiction or any other applicable law or principles of equity); (ii) any assets that are subject to a purchase money lien or capital lease constituting a permitted lien, but only to the extent the agreements relating to such purchase money lien or capital lease do not permit such assets to be subject to the security interests created hereby; (iii) all United States “intent to use” trademark applications where the grant of a security interest therein would impair the validity or enforceability of said intent to use trademark and (iv) proceeds of any Excluded Property unless such proceeds would otherwise constitute Collateral.

Pursuant to the SPA, on April 12, 2023, the Company’s wholly owned subsidiary AERWINS, Inc. entered into a Guaranty with the Investor. Pursuant to the Guaranty, AERWINS, Inc. agreed to guarantee the Company’s obligations owing under the SPA, the Note, the Warrants, the Security Agreement, the Pledge Agreement and any other document or agreement executed or delivered in connection with the transactions relating to the SPA and Note. The Guaranty applies to all debts, liabilities and obligations payable by the Company or AERWINS, Inc. to the Investor. The obligations of the Company under the SPA, Note and related transaction documents become immediately due and payable by AERWINS, Inc. upon default by the Company.

Pursuant to the SPA, on April 12, 2023, the Company entered into a Stock Pledge Agreement with the Investor whereby, in accordance with the obligations of the Company under the Security Agreement, the Company pledged, assigned, granted a security interest in and delivered to the Investor all of the shares of capital stock that the Company owns in its wholly owned subsidiary AERWINS, Inc. The Company also pledged (i) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to the Company on account of its interest as a shareholder in AERWINS, Inc., (ii) all of the Company’s rights and interest under the organizational documents of AERWINS, Inc., including all voting and management rights and rights to grant or withhold consents or approvals; (iii) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of AERWINS, Inc., (iv) all other rights, interests, property or claims to which the Company may be entitled in its capacity as a stockholder of AERWINS, Inc., and (v) all proceeds, income from, increases in and products of any of the foregoing. The Company further agreed not to authorize or issue any additional shares of capital stock or other interests of AERWINS, Inc. without the Investor’s prior written consent.

Pursuant to the SPA, on April 12, 2023, the Company’s wholly owned subsidiary AERWINS, Inc. entered into a Guarantor Security Agreement with the Investor. Pursuant to the Guarantor Security Agreement, AERWINS, Inc. agreed to grant the Investor, a security interest in the following properties, assets and rights of AERWINS, Inc. (wherever located, whether now owned or acquired in the future, and all proceeds and products): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (whether tangible or electronic), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), but excluding the Excluded Property (as defined in the Guarantor Security Agreement). “Excluded Property” means (i) any property or assets to the extent that such grant of a security interest is prohibited by any law, requires a consent or approval not obtained of any Governmental Authority pursuant to such law or is prohibited by, or constitutes a breach or default under, results in the termination of, or requires any consent or approval not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any investment property or instruments, any applicable shareholder or similar agreement, but only to the extent, and for so long as, such law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is not terminated or rendered unenforceable or otherwise deemed ineffective under applicable law of any relevant jurisdiction or any other applicable law or principles of equity); (ii) any assets that are subject to a purchase money lien or capital lease constituting a permitted lien, but only to the extent the agreements relating to such purchase money lien or capital lease do not permit such assets to be subject to the security interests created hereby; (iii) all United States “intent to use” trademark applications where the grant of a security interest therein would impair the validity or enforceability of said intent to use trademark and (iv) proceeds of any Excluded Property unless such proceeds would otherwise constitute collateral of AERWINS, Inc. under the Guarantor Security Agreement.

Pursuant to the SPA, on April 12, 2023, the Company’s wholly owned subsidiary AERWINS, Inc. entered into a Pledge Agreement with the Investor whereby, in accordance with the obligations of AERWINS, Inc. under the Guarantor Security Agreement, AERWINS, Inc. pledged, assigned, granted a security interest in and delivered to the Investor all of the shares of capital stock that AERWINS, Inc. owns in its wholly owned subsidiary A.L.I. Technologies, Inc. (“A.L.I.”). AERWINS, Inc. also pledged (i) all payments or distributions, whether in cash, property or otherwise, at any time owing or payable to the Company on account of its interest as a shareholder in A.L.I., (ii) all of AERWINS, Inc.’s rights and interest under the organizational documents of A.L.I., including all voting and management rights and rights to grant or withhold consents or approvals; (iii) all rights of access and inspection to and use of all books and records, including computer software and computer software programs, of A.L.I., (iv) all other rights, interests, property or claims to which AERWINS, Inc. may be entitled in its capacity as a stockholder of A.L.I., and (v) all proceeds, income from, increases in and products of any of the foregoing. AERWINS, Inc. further agreed not to authorize or issue any additional shares of capital stock or other interests of A.L.I. without the Investor’s prior written consent.

The Company will use the proceeds from the sale of the Notes and the Warrants for general working capital purposes.

The foregoing is a summary description of certain terms of the SPA, the Note, the Warrant, the Security Agreement, the Subsidiary Guaranty for AERWINS, Inc., the Pledge Agreement for AERWINS, Inc., the Pledge Agreement for A.L.I. and the Guarantor Security Agreement. For a full description of all terms, please refer to the copies of the Forms of SPA, the Note, the Warrant, the Security Agreement, the Subsidiary Guaranty for AERWINS, Inc., the Pledge Agreement for AERWINS, Inc., the Pledge Agreement for A.L.I. and the Guarantor Security Agreement SPA that are filed herewith as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively to this Current Report on Form 8-K and are incorporated herein by reference. The SPA, the Note, the Warrant, the Security Agreement, the Subsidiary Guaranty for AERWINS, Inc., the Pledge Agreement for AERWINS, Inc., the Pledge Agreement for A.L.I. and the Guarantor Security Agreement are referred to together herein as the “Transaction Documents.” All readers are encouraged to read the entire text of the Transaction Documents.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton” or the “Placement Agent”), acted as the Company’s placement agent for the Transaction.

Item 3.02 Unregistered Sale of Securities

The applicable information set forth in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Note and Warrant will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(D) of Regulation D thereunder.

Item 7.01	Regulation FD Disclosure.

On April 12, 2023, the Company issued a press release regarding the Transaction. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this report in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Securities Purchase Agreement dated April 12, 2023.

10.2	Form of Secured Convertible Promissory Note dated April 12, 2023.

10.3	Form of Warrant dated April 12, 2023.

10.4	Form of Security Agreement dated April 12, 2023.

10.5	Form of Subsidiary Guaranty for AERWINS, Inc. dated April 12, 2023.

10.6	Form of Pledge Agreement for AERWINS, Inc. dated April 12, 2023.

10.7	Form of Pledge Agreement for A.L.I. Technologies Inc. dated April 12, 2023.

10.8	Form of Guarantor Security Agreement with AERWINS, Inc. dated April 12, 2023.

99.1	Press Release dated April 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERWINS Technologies Inc.

Dated: April 13, 2023	By:	/s/ Taiji Ito
	Name:	Taiji Ito
	Title:	Chief Executive Officer